UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2015

FIRST FARMERS AND MERCHANTS CORPORATION
(Exact name of Registrant as specified in its charter)

Tennessee (State or Other Jurisdiction of Incorporation)	000-10972 (Commission File Number)	62-1148660 (I.R.S. Employer Identification No.)

816 South Garden Street, Columbia, Tennessee  38401

(Address of principal executive offices)

(931) 388-3145

Registrant's telephone number, including area code

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)       On December 18, 2015, First Farmers and Merchants Corporation (the “Company”) issued a press release announcing the Company has named Brian K. Williams as President of the Company and First Farmers and Merchants Bank (the “Bank”) and Timothy E. Pettus as Vice Chairman of the Company and the Bank, to be effective as of January 1, 2016.  Mr. Pettus will continue to serve as a director of the Company and the Bank.

Mr. Williams, age 45, has served as Executive Vice President and Director of Corporate Planning of the Bank since 2013.  Mr. Williams joined the Bank in 1993 and was promoted to Assistant Trust Officer in 1994.  In 2002, Mr. Williams was appointed to Vice President and Assistant Credit Officer and in 2004 to Chief Credit Officer.  In 2008, Mr. Williams was appointed Senior Executive of Commercial Banking.  Mr. Williams served as acting Chief Financial Officer and Treasurer of the Company and the Bank from January 27, 2015 to May 4, 2015.

Mr. Pettus, age 64, has served as President and a director of the Company and the Bank since 2008. Mr. Pettus joined the Bank in 2002 and served as Southern Regional President.  Prior to joining the Bank, Mr. Pettus served as Senior Banking Executive with Bank of America in Lawrence County, Tennessee from 1998 to 2002.

The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act, regardless of any general incorporation language in such filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

            (d)       Exhibits.

Exhibit No.	Description
99.1	Press release issued by First Farmers and Merchants Corporation on December 18, 2015.[1]
[1] Furnished, not filed.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FARMERS AND MERCHANTS CORPORATION

Date: December 18, 2015	By: /s/ Robert E. Krimmel
Robert E. Krimmel
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by First Farmers and Merchants Corporation on December 18, 2015.[1]
[1] Furnished, not filed.